Exhibit 10.40

LETTER AGREEMENT NO. 13

As of March 5, 2010

United Air Lines, Inc.

77 West Wacker Drive

Chicago, Illinois 60601

Re: WARRANTIES AND SERVICE LIFE POLICY

Dear Ladies and Gentlemen,

United Air Lines, Inc. (the “Buyer”), and AIRBUS S.A.S. (the “Seller”), have entered into an Airbus A350-900XWB Purchase Agreement dated as of even date herewith (the “Agreement”), which covers, among other things, the sale by the Seller and the purchase by the Buyer of certain Aircraft, under the terms and conditions set forth in said Agreement. The Buyer and the Seller have agreed to set forth in this Letter Agreement No. 13 (the “Letter Agreement”) certain additional terms and conditions regarding the sale of the Aircraft. Capitalized terms used herein and not otherwise defined in this Letter Agreement will have the meanings assigned thereto in the Agreement. The terms “herein,” “hereof” and “hereunder” and words of similar import refer to this Letter Agreement.

Both parties agree that this Letter Agreement will constitute an integral, nonseverable part of said Agreement, that the provisions of said Agreement are hereby incorporated herein by reference, and that this Letter Agreement will be governed by the provisions of said Agreement, except that if the Agreement and this Letter Agreement have specific provisions which are inconsistent, the specific provisions contained in this Letter Agreement will govern.

1.	WARRANTIES AND SERVICE LIFE POLICY

Clause 12 of the Agreement is deleted in its entirety and replaced with the following quoted text:

QUOTE

12 - WARRANTIES AND SERVICE LIFE POLICY

12.1 Warranty

12.1.1 Nature of Warranty

Subject to the limitations and conditions hereinafter provided, and except as provided in Clause 12.1.2, the Seller warrants to the Buyer that the Aircraft and each Warranted Part will at the time of Delivery to the Buyer be free from defects:

(i) in material,

(ii) in workmanship, including, without limitation, processes of manufacture,

(iii) in design (including, without limitation, selection of materials) having regard to the State of the Art at the date of such design, and

(iv) arising from failure to conform to the Specification, except as to those portions of the Specification that are expressly stated in the Specification to be estimates or approximations or design aims.

For the purpose of this Agreement, the term “Warranted Part” will mean any Seller proprietary component, equipment, software, or part, that (a) is installed on an Aircraft at Delivery, (b) is manufactured to the detail design of the Seller or a subcontractor of the Seller and (c) bears a Seller’s part number at the time of Delivery.

12.1.2 Exclusions

The warranties set forth in Clause 12.1.1 will not apply to Buyer Furnished Equipment, Propulsion Systems, or to any component, accessory, equipment or part purchased by the Buyer that is not a Warranted Part, provided, however, that:

(i) any defect in the Seller’s workmanship in respect of the installation of such items in the Aircraft, including any failure by the Seller to conform to the installation instructions of the manufacturers of such items that invalidates any applicable warranty from such manufacturers, will constitute a defect in workmanship for the purpose of this Clause 12.1 and be covered by the warranty set forth in Clause 12.1.1(ii), and

(ii) any defect inherent in the Seller’s design of the installation, considering the state of the art at the date of such design, that impairs the use of such items will constitute a defect in design for the purposes of this Clause 12.1 and be covered by the warranty set forth in Clause 12.1.1(iii).

12.1.3 Warranty Periods

The warranties described in Clauses 12.1.1 and 12.1.2 will be limited to those defects that become apparent within [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT].

12.1.4 Limitations of Warranty

12.1.4.1 THE BUYER’S REMEDY AND THE SELLER’S OBLIGATION AND LIABILITY UNDER CLAUSES 12.1.1 AND 12.1.2 ARE LIMITED TO, AT THE SELLER’S EXPENSE AND OPTION, THE REPAIR, REPLACEMENT OR CORRECTION (TO INCLUDE, IN THE CASE OF SOFTWARE, SUPPLY OF A COMPARABLE PRODUCT WITH EQUIVALENT FUNCTION) OF ANY DEFECTIVE WARRANTED PART. THE SELLER MAY ELECT TO EFFECT SUCH REPAIR, REPLACEMENT OR CORRECTION BY SUPPLYING MODIFICATION KITS DESIGNED TO RECTIFY THE DEFECT OR BY FURNISHING A CREDIT TO THE BUYER FOR THE FUTURE PURCHASE OF GOODS AND SERVICES (NOT INCLUDING AIRCRAFT) EQUAL TO THE PRICE AT WHICH THE BUYER IS THEN ENTITLED TO ACQUIRE A REPLACEMENT FOR THE DEFECTIVE WARRANTED PART.

12.1.4.2 IF THE SELLER CORRECTS A DEFECT COVERED BY CLAUSE 12.1.1(III) THAT BECOMES APPARENT WITHIN THE WARRANTY PERIOD, ON THE BUYER’S WRITTEN REQUEST THE SELLER WILL CORRECT ANY SUCH DEFECT OF THE SAME TYPE IN ANY AIRCRAFT THAT HAS NOT ALREADY BEEN DELIVERED TO THE BUYER. THE SELLER WILL NOT BE RESPONSIBLE FOR, NOR DEEMED TO BE IN DEFAULT ON ACCOUNT OF ANY DELAY IN DELIVERY OF ANY AIRCRAFT OR OTHERWISE, IN RESPECT OF PERFORMANCE OF THIS AGREEMENT, DUE TO THE SELLER’S UNDERTAKING TO MAKE SUCH CORRECTION. ALTERNATIVELY, THE BUYER AND THE SELLER MAY AGREE TO DELIVER SUCH AIRCRAFT WITH SUBSEQUENT CORRECTION OF THE DEFECT BY THE BUYER AT THE SELLER’S EXPENSE, OR THE BUYER MAY ELECT TO ACCEPT DELIVERY AND THEREAFTER FILE A WARRANTY CLAIM AS THOUGH THE DEFECT HAD BECOME APPARENT IMMEDIATELY AFTER DELIVERY OF SUCH AIRCRAFT.

12.1.5 Cost of Inspection

In addition to the remedies set forth in Clauses 12.1.4.1 and 12.1.4.2, the Seller will reimburse the direct labor costs incurred by the Buyer in performing inspections of the Aircraft that are conducted to determine whether or not a defect exists in any Warranted Part within the Warranty Period subject to the following conditions:

(i) Such inspections are recommended in a Seller Service Bulletin to be performed within the Warranty Period;

(ii) Such inspections are not performed in lieu of corrective action that has been provided by the Seller prior to the dates of such inspection;

(iii) the labor rate for the reimbursements will be the In-house Warranty Labor Rate, and

(iv) the manhours used to determine such reimbursement will not exceed the Seller’s [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] estimate of the [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] manhours required for such inspections.

12.1.6 Warranty Claim Requirements

THE BUYER’S REMEDY AND THE SELLER’S OBLIGATION AND LIABILITY UNDER THIS CLAUSE 12.1 WITH RESPECT TO EACH CLAIMED DEFECT ARE SUBJECT TO THE FOLLOWING CONDITIONS:

(I) THE DEFECT HAS BECOMES APPARENT WITHIN THE WARRANTY PERIOD,

(II) THE BUYER HAS FILED A WARRANTY CLAIM [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] OF A DEFECT BECOMING APPARENT, EXCEPT WHERE THE SELLER HAS ISSUED A SERVICE BULLETIN INTENDED TO PROVIDE A REMEDY FOR SUCH A DEFECT, IN WHICH CASE THE WARRANTY CLAIM MUST BE FILED NO LATER THAN [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] FOLLOWING EMBODIMENT OF THE SELLER SERVICE BULLETIN IN THE AIRCRAFT;

(III) THE BUYER HAS SUBMITTED TO THE SELLER EVIDENCE REASONABLY SATISFACTORY TO THE SELLER THAT (I) THE CLAIMED DEFECT IS DUE TO A MATTER COVERED UNDER THE PROVISIONS OF THIS CLAUSE 12, AND (II) THAT SUCH DEFECT DID NOT RESULT FROM ANY ACT OR OMISSION OF THE BUYER (EXCEPT WHEN SUCH ACT OR OMISSION IS IN ACCORDANCE WITH THE SELLER’S INSTRUCTIONS),

INCLUDING BUT NOT LIMITED TO, ANY FAILURE TO OPERATE AND MAINTAIN THE AFFECTED AIRCRAFT OR PART THEREOF IN ACCORDANCE WITH THE STANDARDS SET FORTH IN CLAUSE 12.1.11 OR FROM ANY ACT OR OMISSION OF ANY THIRD PARTY;

(IV) THE BUYER RETURNS THE WARRANTED PART CLAIMED TO BE DEFECTIVE TO THE REPAIR FACILITIES DESIGNATED BY THE SELLER AS SOON AS PRACTICABLE, UNLESS THE BUYER ELECTS TO REPAIR A DEFECTIVE WARRANTED PART IN ACCORDANCE WITH THE PROVISIONS OF CLAUSE 12.1.8; AND

(V) THE SELLER’S RECEIVES A WARRANTY CLAIM COMPLYING WITH THE PROVISIONS OF CLAUSE 12.1.7(V).

12.1.7 Warranty Administration

The warranties set forth in this Clause 12.1 will be administered as hereinafter provided:

(i) Claim Determination

DETERMINATION BY THE SELLER AS TO WHETHER ANY CLAIMED DEFECT IN ANY WARRANTED PART IS A VALID WARRANTY CLAIM WILL BE MADE BY THE SELLER, ACTING REASONABLY, AND WILL BE BASED ON CLAIM DETAILS, REPORTS FROM THE SELLER’S REGIONAL REPRESENTATIVE, HISTORICAL DATA LOGS, INSPECTIONS, TESTS, FINDINGS DURING REPAIR, DEFECT ANALYSIS AND OTHER RELEVANT DOCUMENTS AND INFORMATION. THE SELLER WILL MAKE REASONABLE EFFORTS TO MAKE SUCH DETERMINATION WITHIN THIRTY (30) BUSINESS DAYS OF THE SUBMISSION OF ALL INFORMATION REQUIRED BY CLAUSE 12.1.7(V).

(ii) Transportation Costs

The cost of transporting a Warranted Part claimed to be defective to the facilities designated by the Seller will be borne by the Seller, [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT].

(iii) On-Aircraft Work by the Seller

IF EITHER (A) THE SELLER DETERMINES THAT A DEFECT SUBJECT TO THIS CLAUSE 12.1 REQUIRES THE DISPATCH BY THE SELLER OF A SELLER’S WORKING TEAM TO THE BUYER’S FACILITIES, TO REPAIR OR CORRECT SUCH DEFECT THROUGH IMPLEMENTATION OF ONE OR MORE SELLER’S SERVICE BULLETINS, OR (B) THE SELLER ACCEPTS THE RETURN OF AN AIRCRAFT TO PERFORM OR HAVE PERFORMED A REPAIR

OR CORRECTION, THEN, THE LABOR COSTS FOR SUCH ON-AIRCRAFT WORK WILL BE BORNE BY THE SELLER AT THE IN-HOUSE WARRANTY LABOR RATE.

ON-AIRCRAFT WORK BY THE SELLER WILL BE UNDERTAKEN ONLY IF, IN THE SELLER’S OPINION, THE WORK REQUIRES THE SELLER’S TECHNICAL EXPERTISE. IN SUCH CASE, THE SELLER AND THE BUYER WILL AGREE ON A SCHEDULE AND PLACE FOR THE WORK TO BE PERFORMED.

(iv) Return of an Aircraft

If the Buyer desires to return an Aircraft to the Seller for consideration of a Warranty Claim, the Buyer will notify the Seller of its intention to do so, and the Seller will, prior to such return, have the right to inspect such Aircraft, and without prejudice to the Seller’s rights hereunder, to repair such Aircraft either at the Buyer’s facilities or at another place acceptable to the Seller. [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] Aircraft by the Buyer to the Seller and return of such Aircraft to the Buyer’s facilities will be at the Buyer’s expense.

(v) Warranty Claim Substantiation

For each claim under this Clause 12.1 the Buyer will give written notice (a “Warranty Claim”) to the Seller that contains at least the data listed below with respect to an Aircraft or Warranted Part, as applicable. The Buyer will deliver the Warranty Claim [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] of discovering each defect giving rise to a claim by the Buyer under this Clause 12.

The minimum data to be supplied are as follows:

(a) Description of the defect and any action taken,

(b) Date of incident and/or removal,

(c) Description of the Warranted Part claimed to be defective,

(d) Part number,

(e) Serial number (if applicable),

(f) Position on Aircraft, according to Catalog Sequence Number of the Illustrated Parts Catalog, Component Maintenance Manual or Structural Repair Manual as applicable,

(g) [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT], total flying hours or dates operated, as applicable, at the date of appearance of a defect,

(h) Time since last shop visit before appearance of the defect,

(i) Manufacturer’s serial number or “MSN” of the Aircraft and/or its registration number,

(j) [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT], Aircraft total flying hours and/or number of landings at the date of appearance of defect,

(k) Claim number,

(l) Date of claim and

(m) Date of Delivery of an Aircraft to the Buyer.

Warranty Claims are to be addressed as follows:

AIRBUS

CUSTOMER SERVICES DIRECTORATE

WARRANTY ADMINISTRATION

ROND-POINT MAURICE BELLONTE

B.P. 33

F-31707 BLAGNAC CEDEX

FRANCE

Or electronically through Airbus World, using the contracts and warranty administration tool.

(vi) Replacements

REPLACED COMPONENTS, EQUIPMENT, ACCESSORIES OR PARTS WILL BECOME THE SELLER’S PROPERTY.

TITLE TO AND RISK OF LOSS OF ANY AIRCRAFT, COMPONENT, ACCESSORY, EQUIPMENT OR PART RETURNED BY THE BUYER TO THE SELLER WILL AT ALL TIMES REMAIN WITH THE BUYER, EXCEPT THAT (I) WHEN THE SELLER HAS POSSESSION OF A RETURNED AIRCRAFT, COMPONENT, ACCESSORY, EQUIPMENT OR PART TO WHICH THE BUYER HAS TITLE, THE SELLER WILL HAVE SUCH RESPONSIBILITY THEREFOR AS IS CHARGEABLE BY LAW TO A BAILEE FOR HIRE, BUT THE SELLER WILL NOT BE LIABLE FOR LOSS OF USE, AND (II) TITLE TO AND RISK OF LOSS OF A RETURNED COMPONENT, ACCESSORY, EQUIPMENT OR PART

WILL PASS TO THE SELLER ON SHIPMENT BY THE SELLER TO THE BUYER OF ANY ITEM FURNISHED BY THE SELLER TO THE BUYER AS A REPLACEMENT THEREFOR. UPON THE SELLER’S SHIPMENT TO THE BUYER OF ANY REPLACEMENT COMPONENT, ACCESSORY, EQUIPMENT OR PART PROVIDED BY THE SELLER PURSUANT TO THIS CLAUSE 12.1, TITLE TO AND RISK OF LOSS OF SUCH REPLACEMENT COMPONENT, ACCESSORY, EQUIPMENT OR PART WILL PASS TO THE BUYER.

(vii) Rejection

The Seller will provide reasonable written substantiation in case of rejection of a Warranty Claim. The Buyer will pay to the Seller reasonable inspection and test charges incurred by the Seller in connection with the investigation and processing of a rejected Warranty Claim.

(viii) Inspection

THE SELLER WILL HAVE THE RIGHT TO INSPECT THE AFFECTED AIRCRAFT AND DOCUMENTS AND OTHER RECORDS RELATING THERETO IN THE EVENT OF ANY CLAIM UNDER THIS CLAUSE 12.1.

12.1.8 In-house Warranty

(i) Authorization

The Buyer is hereby authorized to repair Warranted Parts, subject to the terms of this Clause 12.1.8 (“In-house Warranty Repair”). [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT], when the estimated cost of an In-house Warranty Repair [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT], the Buyer will notify the Resident Customer Support Representative, of its decision to perform any in-house repairs before such repairs are commenced. [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] Buyer’s notice will include sufficient detail regarding the defect, estimated labor hours and material to allow the Seller to ascertain the reasonableness of the estimate. The Seller will use reasonable efforts to ensure a prompt response and will not unreasonably withhold authorization.

(ii) Conditions of Authorization

THE BUYER WILL BE ENTITLED TO THE BENEFITS UNDER THIS CLAUSE 12.1.8 FOR REPAIR OF WARRANTED PARTS:

(A) IF THE BUYER COMPLIES WITH THE TERMS OF CLAUSE 12.1.8(I);

(B) IF ADEQUATE FACILITIES AND QUALIFIED PERSONNEL ARE AVAILABLE TO THE BUYER.

(C) PROVIDED THAT REPAIRS ARE TO BE PERFORMED IN ACCORDANCE WITH THE SELLER’S WRITTEN INSTRUCTIONS SET FORTH IN APPLICABLE TECHNICAL DATA AND

(D) ONLY TO THE EXTENT SPECIFIED BY THE SELLER, OR, IN THE ABSENCE OF THE SELLER’S SPECIFYING, TO THE EXTENT REASONABLY NECESSARY TO CORRECT THE DEFECT, IN ACCORDANCE WITH THE STANDARDS SET FORTH IN CLAUSE 12.1.10.

(iii) Seller’s Rights

The Seller will have the right to require the return to Seller of any Warranted Part, or any part removed therefrom, that is claimed to be defective, if, in the Seller’s judgment, the nature of the claimed defect requires technical investigation. Such delivery will be subject to the provisions of Clause 12.1.7(ii).

The Seller will have the right to have a representative present during the disassembly, inspection and testing of any Warranted Part claimed to be defective.

(iv) In-house Warranty Claim Substantiation

CLAIMS FOR IN-HOUSE WARRANTY REPAIR CREDIT MUST BE SUBMITTED TO THE SELLER NO LATER THAN [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] AFTER COMPLETION OF SUCH IN-HOUSE WARRANTY REPAIR, AND WILL COMPLY WITH THE REQUIREMENTS FOR WARRANTY CLAIMS UNDER CLAUSE 12.1.6(V) AND IN ADDITION WILL INCLUDE:

(A) A REPORT OF TECHNICAL FINDINGS WITH RESPECT TO THE DEFECT,

(B) FOR PARTS REQUIRED TO REMEDY THE DEFECT:

(C) PART NUMBERS, SERIAL NUMBERS (IF APPLICABLE), DESCRIPTION OF THE PARTS, QUANTITY OF PARTS, UNIT PRICE OF PARTS, COPIES OF RELATED SELLER’S OR THIRD PARTY’S INVOICES (IF APPLICABLE), TOTAL PRICE OF PARTS

(D) DETAILED NUMBER OF LABOR HOURS,

(E) IN-HOUSE WARRANTY LABOR RATE, AND

(F) TOTAL CLAIM VALUE.

(v) Credit

The Buyer’s sole remedy, and the Seller’s sole obligation and liability, in respect of In-house Warranty Repair claims, will be a credit to the Buyer’s account. Such credit will be equal to the sum of the direct labor cost expended in performing such repair, plus the direct cost of materials incorporated in the repair. Such costs will be determined as set forth below.

(a) To determine direct labor costs, only the man-hours spent on removal from the Aircraft disassembly, inspection, repair, reassembly, and final inspection and test of the Warranted Part, and reinstallation thereof on the Aircraft will be counted. The hours required for maintenance work concurrently being carried out on the Aircraft or other Warranted Part will not be included.

(b) The hours counted as set forth in Clause 12.1.8 (v)(a) above will be [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT], which is deemed to represent the Buyer’s composite average hourly labor rate (excluding all fringe benefits, premium time allowances, social security charges, business taxes and similar items) paid to the Buyer’s employees or to a third party that the Buyer has authorized to perform the repair, whose jobs, in both cases, are directly related to the performance of the repair. This labor rate is [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] (the “In-house Warranty Labor Rate”).

The In-house Warranty Labor Rate is subject to adjustment [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] Labor Index defined in the Seller Price Revision Formula.

(c) Direct material costs are determined by the prices at which the Buyer acquired such material, excluding any parts and materials used for overhaul furnished free of charge by the Seller.

(vi) Limitation on Credit

THE BUYER WILL IN NO EVENT BE CREDITED FOR REPAIR COSTS (LABOR OR MATERIAL) FOR ANY WARRANTED PART TO THE EXTENT SUCH REPAIR COSTS EXCEED IN THE [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] FOR A REPLACEMENT OF SUCH DEFECTIVE WARRANTED PART PROVIDED SUCH REPLACEMENT PART IS AVAILABLE FOR PURCHASE.

THE SELLER WILL SUBSTANTIATE SUCH SELLER COSTS IN WRITING ON REASONABLE REQUEST BY THE BUYER.

(vii) Scrapped Material

The Buyer may, with the agreement of the Seller’s Resident Customer Support Representative, scrap any defective Warranted Parts that are beyond economic repair and not required for technical evaluation.

If the Buyer does not obtain the agreement of the Seller’s Resident Customer Support Representative to scrap a Warranted Part immediately, the Buyer will retain such Warranted Part and any defective part removed from a Warranted Part during repair for a period of either [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] after the date of completion of repair or [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] after submission of a claim for In-house Warranty Repair credit relating thereto, whichever is longer. Such parts will be returned to the Seller [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] of receipt of the Seller’s request therefor, made within such retention periods.

A record of scrapped Warranted Parts, certified by an authorized representative of the Buyer, will be kept in the Buyer’s file for at least the duration of the Warranty Period.

(viii) DISCLAIMER OF SELLER LIABILITY FOR BUYER’S REPAIR

THE SELLER WILL NOT BE LIABLE FOR, AND THE BUYER WILL INDEMNIFY THE SELLER AGAINST, THE CLAIMS OF ANY THIRD PARTIES FOR LOSSES DUE TO ANY DEFECT, NONCONFORMANCE OR PROBLEM OF ANY KIND, ARISING OUT OF OR IN CONNECTION WITH ANY REPAIR OF WARRANTED PARTS UNDERTAKEN BY THE BUYER UNDER THIS CLAUSE 12.1.8 OR ANY OTHER ACTIONS UNDERTAKEN BY THE BUYER UNDER THIS CLAUSE 12.1.8, WHETHER SUCH CLAIM IS ASSERTED IN CONTRACT OR IN TORT, OR IS PREMISED ON ALLEGED, ACTUAL, IMPUTED, ORDINARY OR INTENTIONAL ACTS OR OMISSIONS OF THE BUYER OR THE SELLER, [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT].

12.1.9 Warranty Transferability

NOTWITHSTANDING THE PROVISIONS OF CLAUSE 21.1, THE WARRANTIES PROVIDED FOR IN THIS CLAUSE 12.1 FOR ANY WARRANTED PART WILL ACCRUE TO THE BENEFIT OF ANY AIRLINE IN REVENUE SERVICE OTHER THAN THE BUYER, IF THE WARRANTED PART ENTERS INTO THE POSSESSION OF ANY SUCH AIRLINE AS A RESULT OF A POOLING AGREEMENT BETWEEN SUCH AIRLINE AND THE BUYER, IN

ACCORDANCE WITH THE TERMS AND SUBJECT TO THE LIMITATIONS AND EXCLUSIONS OF THE FOREGOING WARRANTIES AND TO APPLICABLE LAWS OR REGULATIONS.

12.1.9.1 Warranty for Corrected, Replacement or Repaired Warranted Parts

Whenever any Warranted Part that contains a defect for which the Seller is liable under this Clause 12.1 has been corrected, repaired or replaced pursuant to the terms hereof, the period of the Seller’s warranty with respect to such corrected, repaired or replacement Warranted Part, will be the remaining portion of the original warranty in respect of such corrected, repaired or replaced Warranted Part or twelve (12) months, whichever is longer. If a defect is attributable to a defective repair or replacement by the Buyer, a Warranty Claim with respect to such defect will be rejected, notwithstanding any subsequent correction or repair, and will immediately terminate the remaining warranties under this Clause 12.1 in respect of the affected Warranted Part.

12.1.10 Good Airline Operation - Normal Wear and Tear

The Buyer’s rights under this Clause 12.1 are subject to the Aircraft and each component, equipment, accessory and part thereof being maintained, overhauled, repaired and operated in accordance with good commercial airline practice, all technical documentation and any other instructions issued by the Seller, the Suppliers or the Propulsion Systems Manufacturer and all applicable rules, regulations and directives of the relevant Aviation Authorities.

The Seller’s liability under this Clause 12.1 will not extend to normal wear and tear or to

(i) any Aircraft or component, equipment, accessory or part thereof that has been repaired, altered or modified after Delivery in a manner other than that approved by the Seller;

(ii) any Aircraft or component, equipment, accessory or part thereof that has been operated in a damaged state; or

(iii) any component, equipment, accessory or part from which the trademark, trade name, part or serial number or other identification marks have been removed,

[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT].

12.2 Service Life Policy

12.2.1 Scope and Definitions

In addition to the warranties set forth in Clause 12.1, the Seller agrees that should a Failure occur in any Item (as these terms are defined below), then, subject to the general conditions and limitations set forth in Clause 12.2.4, the provisions of this Clause 12.2 will apply.

For the purposes of this Clause 12.2:

(i) “Item” means any of the Seller components, equipment, accessories or parts listed in Exhibit F that are installed on an Aircraft at any time during the period of effectiveness of the Service Life Policy specified in Clause 12.2.2.

(ii) “Failure” means any breakage of, or defect in, an Item that materially impairs the utility or safety of the Item, provided that (a) any such breakage of, or defect in, such Item did not result from any breakage or defect in any other Aircraft part or component or from any other extrinsic force and (b) has occurred or can reasonably be expected to occur on a repetitive or fleetwide basis.

The Seller’s obligations under this Clause 12.1.2 are referred to as the “Service Life Policy.”

12.2.2 Periods and Seller’s Undertaking

SUBJECT TO THE GENERAL CONDITIONS AND LIMITATIONS SET FORTH IN CLAUSE 12.2.4, THE SELLER AGREES THAT IF A FAILURE OCCURS IN AN ITEM WITHIN FIFTEEN (15) YEARS AFTER THE DELIVERY OF THE AIRCRAFT IN WHICH SUCH ITEM IS INSTALLED, THE SELLER WILL, AT ITS DISCRETION, AS PROMPTLY AS PRACTICABLE AND FOR A PRICE THAT REFLECTS THE SELLER’S FINANCIAL PARTICIPATION AS HEREINAFTER PROVIDED, EITHER:

(I) DESIGN AND FURNISH TO THE BUYER A CORRECTION FOR SUCH ITEM AND PROVIDE ANY PARTS REQUIRED FOR SUCH CORRECTION (INCLUDING SELLER DESIGNED STANDARD PARTS BUT EXCLUDING INDUSTRY STANDARD PARTS), OR

(II) REPLACE SUCH ITEM.

12.2.3 [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

Any part or Item or part that the Seller is required to furnish to the Buyer under this Service Life Policy will be furnished to the Buyer at the [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT], which will be determined in accordance with the following formula:

[CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]

12.2.4 General Conditions and Limitations

12.2.4.1 NOTWITHSTANDING ANY PROVISION OF THIS CLAUSE 12.2, DURING THE WARRANTY PERIOD, ALL ITEMS WILL BE COVERED BY THE PROVISIONS OF CLAUSE 12.1 OF THIS AGREEMENT AND NOT BY THE PROVISIONS OF THIS CLAUSE 12.2.

12.2.4.2 THE BUYER’S REMEDIES AND THE SELLER’S OBLIGATIONS AND LIABILITIES UNDER THIS SERVICE LIFE POLICY ARE SUBJECT TO THE FOLLOWING CONDITIONS:

(I) THE BUYER MAINTAINS LOG BOOKS AND OTHER HISTORICAL RECORDS WITH RESPECT TO EACH ITEM ADEQUATE TO ENABLE THE SELLER TO DETERMINE WHETHER THE ALLEGED FAILURE IS COVERED BY THIS SERVICE LIFE POLICY AND, IF SO, TO DEFINE THE PORTION OF THE COST TO BE BORNE BY THE SELLER IN ACCORDANCE WITH CLAUSE 12.2.3.

(II) THE BUYER COMPLIES WITH THE CONDITIONS OF CLAUSE 12.1.11.

(III) THE BUYER IMPLEMENTS SPECIFIC STRUCTURAL INSPECTION PROGRAMS FOR MONITORING PURPOSES AS MAY BE ESTABLISHED FROM TIME TO TIME BY THE SELLER. SUCH PROGRAMS WILL BE, TO THE EXTENT POSSIBLE, COMPATIBLE WITH THE BUYER’S OPERATIONAL REQUIREMENTS AND WILL BE CARRIED OUT AT THE BUYER’S EXPENSE, REPORTS RELATING THERETO TO BE REGULARLY FURNISHED TO THE SELLER.

(IV) THE BUYER REPORTS IN WRITING ANY BREAKAGE OR DEFECT TO THE SELLER WITHIN [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] AFTER ANY BREAKAGE OR DEFECT IN AN ITEM BECOMES APPARENT, WHETHER OR NOT THE BREAKAGE OR DEFECT CAN REASONABLY BE EXPECTED TO OCCUR IN ANY OTHER AIRCRAFT, AND THE BUYER PROVIDES THE SELLER WITH SUFFICIENT DETAIL ABOUT THE BREAKAGE OR DEFECT TO ENABLE THE SELLER TO DETERMINE WHETHER SAID BREAKAGE OR DEFECT IS SUBJECT TO THIS SERVICE LIFE POLICY.

12.2.4.3 EXCEPT AS OTHERWISE PROVIDED IN THIS CLAUSE 12.2, ANY CLAIM UNDER THIS SERVICE LIFE POLICY WILL BE ADMINISTERED AS PROVIDED IN, AND WILL BE SUBJECT TO THE TERMS AND CONDITIONS

OF, CLAUSE 12.1.6. ALL CLAIMS UNDER THIS SERVICE LIFE POLICY WILL INCLUDE ALL INFORMATION REASONABLY AVAILABLE TO THE BUYER REGARDING SIGNIFICANT INCIDENTS RELATING TO THE RELEVANT AIRCRAFT.

12.2.4.4 IF THE SELLER HAS ISSUED A SERVICE BULLETIN MODIFICATION APPLICABLE TO AN AIRCRAFT, THE PURPOSE OF WHICH IS TO AVOID A FAILURE, THE SELLER MAY ELECT TO SUPPLY THE NECESSARY MODIFICATION KIT FREE OF CHARGE OR UNDER A PRO RATA FORMULA ESTABLISHED BY THE SELLER. IF SUCH A KIT IS SO OFFERED TO THE BUYER, THEN, IN RESPECT OF SUCH FAILURE AND ANY FAILURES THAT COULD ENSUE THEREFROM, THE VALIDITY OF THE SELLER’S COMMITMENT UNDER THIS CLAUSE 12.2 WILL BE SUBJECT TO THE BUYER’S INCORPORATING SUCH MODIFICATION IN THE RELEVANT AIRCRAFT, WITHIN A REASONABLE TIME, IN ACCORDANCE WITH THE SELLER’S INSTRUCTIONS.

12.2.4.5 THIS SERVICE LIFE POLICY IS NEITHER A WARRANTY, PERFORMANCE GUARANTEE, NOR AN AGREEMENT TO MODIFY ANY AIRCRAFT OR AIRFRAME COMPONENTS TO CONFORM TO NEW DEVELOPMENTS OCCURRING IN THE STATE OF AIRFRAME DESIGN AND MANUFACTURING ART. THE SELLER’S OBLIGATION UNDER THIS CLAUSE 12.2 IS TO MAKE ONLY THOSE CORRECTIONS TO THE ITEMS OR FURNISH REPLACEMENTS THEREFOR AS PROVIDED IN THIS CLAUSE 12.2. THE BUYER’S SOLE REMEDY AND RELIEF FOR THE NONPERFORMANCE OF ANY OBLIGATION OR LIABILITY OF THE SELLER ARISING UNDER OR BY VIRTUE OF THIS SERVICE LIFE POLICY WILL BE IN A CREDIT FOR GOODS AND SERVICES, LIMITED TO THE AMOUNT THE BUYER REASONABLY EXPENDS IN PROCURING A CORRECTION OR REPLACEMENT FOR ANY ITEM THAT IS THE SUBJECT OF A FAILURE COVERED BY THIS SERVICE LIFE POLICY AND TO WHICH SUCH NONPERFORMANCE IS RELATED, LESS THE AMOUNT THAT THE BUYER OTHERWISE WOULD HAVE BEEN REQUIRED TO PAY UNDER THIS CLAUSE 12.2 IN RESPECT OF SUCH CORRECTED OR REPLACEMENT ITEM. WITHOUT LIMITING THE EXCLUSIVITY OF WARRANTIES AND GENERAL LIMITATIONS OF LIABILITY PROVISIONS SET FORTH IN CLAUSE 12.5, THE BUYER HEREBY WAIVES, RELEASES AND RENOUNCES ALL CLAIMS TO ANY FURTHER DIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING LOSS OF PROFITS AND ALL OTHER RIGHTS, CLAIMS AND REMEDIES, ARISING UNDER OR BY VIRTUE OF THIS SERVICE LIFE POLICY.

12.3 Supplier Warranties and Service Life Policies

12.3.1 Seller’s Support

BEFORE DELIVERY OF THE FIRST AIRCRAFT, THE SELLER WILL PROVIDE THE BUYER WITH THE WARRANTIES AND SERVICE LIFE POLICIES THAT THE SELLER HAS OBTAINED PURSUANT TO THE SUPPLIER PRODUCT SUPPORT AGREEMENTS.

12.3.2 Supplier’s Default

12.3.2.1 [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT].

12.3.2.2 If any Supplier under any Supplier service life policy referred to in to Clause 12.3.1 defaults in the performance of any material obligation under such service life policy, and (i) the Buyer has used its [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] efforts to enforce its rights under such service life policy, and (ii) the Buyer submits within reasonable time to the Seller reasonable evidence that such default has occurred, then Clause 12.2 of this Agreement will apply to the extent the same would have applied had such component, equipment, accessory or part been listed in Exhibit F hereto, to the extent that the Seller can reasonably perform said Supplier’s service life policy.

12.3.2.3 At the Seller’s request, the Buyer will assign to the Seller, and the Seller will be subrogated to, all of the Buyer’s rights against the relevant Supplier with respect to, and arising by reason of, such default and the Buyer will provide reasonable assistance to enable the Seller to enforce the rights so assigned.

12.4 Interface Commitment

12.4.1 Interface Problem

If the Buyer experiences any technical problem in the operation of an Aircraft or its systems due to a malfunction, the cause of which, after due and reasonable investigation, is not readily identifiable by the Buyer, but which the Buyer reasonably believes to be attributable to the design characteristics of one or more components of the Aircraft (an “Interface Problem”), the Seller will, if requested by the Buyer, and without additional charge to the Buyer, except for [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT] transportation of the Seller’s or its designee’s personnel to the Buyer’s facilities, promptly conduct or have conducted an investigation and analysis of such problem to determine, if possible, the cause or causes of the problem and to recommend such corrective action as may be feasible. The Buyer will furnish to the Seller all data and information in the Buyer’s possession relevant to the Interface Problem and will cooperate with the Seller in the conduct of the Seller’s investigations and such tests as may be required. At the conclusion of such investigation the Seller will promptly advise the Buyer in writing of the Seller’s opinion as to the cause or causes of the Interface Problem and the Seller’s recommendations as to corrective action.

12.4.2 Seller’s Responsibility

If the Seller determines that the Interface Problem is primarily attributable to the design of a Warranted Part, the Seller will, if requested by the Buyer, correct the design of such Warranted Part pursuant to the terms and conditions of Clause 12.1.

12.4.3 Supplier’s Responsibility

IF THE SELLER DETERMINES THAT THE INTERFACE PROBLEM IS PRIMARILY ATTRIBUTABLE TO THE DESIGN OF ANY SUPPLIER PART, THE SELLER WILL AT THE BUYER’S REQUEST, ASSUME THE MANAGEMENT OF THE RESOLUTION OF THE INTERFACE PROBLEM AND MAKE REASONABLE EFFORTS TO FIND A SOLUTION SATISFACTORY TO THE BUYER.

12.4.4 Joint Responsibility

If the Seller determines that the Interface Problem is attributable partially to the design of a Warranted Part and partially to the design of any Supplier Part, the Seller will, if requested by the Buyer, [CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT]. The Seller will promptly advise the Buyer of any corrective action proposed by the Seller and any such Supplier. Such proposal will be consistent with any then existing obligations of the Seller hereunder and of any such Supplier to the Buyer. Such corrective action, unless reasonably rejected by the Buyer, will constitute full satisfaction of any claim the Buyer may have against either the Seller or any such Supplier with respect to such Interface Problem.

12.4.5 General

12.4.5.1 ALL REQUESTS UNDER THIS CLAUSE 12.4 WILL BE DIRECTED BOTH TO THE SELLER AND TO THE AFFECTED SUPPLIERS.

12.4.5.2 EXCEPT AS SPECIFICALLY SET FORTH IN THIS CLAUSE 12.4, THIS CLAUSE 12.4 WILL NOT BE DEEMED TO IMPOSE ON THE SELLER ANY OBLIGATIONS NOT EXPRESSLY SET FORTH ELSEWHERE IN THIS AGREEMENT.

12.4.5.3 ALL REPORTS, RECOMMENDATIONS, DATA AND OTHER DOCUMENTS FURNISHED BY THE SELLER TO THE BUYER PURSUANT TO THIS CLAUSE 12.4 WILL BE DEEMED TO BE DELIVERED UNDER THIS AGREEMENT AND WILL BE SUBJECT TO THE TERMS, COVENANTS AND CONDITIONS SET FORTH IN THIS CLAUSE 12 AND IN CLAUSE 22.10.

12.5 Exclusivity of Warranties

THIS CLAUSE 12 SETS FORTH THE EXCLUSIVE WARRANTIES, EXCLUSIVE LIABILITIES AND EXCLUSIVE OBLIGATIONS OF THE SELLER, AND THE EXCLUSIVE REMEDIES AVAILABLE TO THE BUYER, WHETHER UNDER THIS AGREEMENT OR OTHERWISE, ARISING FROM ANY DEFECT OR NONCONFORMITY OR PROBLEM OF ANY KIND IN ANY AIRCRAFT, COMPONENT, EQUIPMENT, ACCESSORY, PART, SOFTWARE, DATA OR SERVICE DELIVERED BY THE SELLER UNDER THIS AGREEMENT.

THE BUYER RECOGNIZES THAT THE RIGHTS, WARRANTIES AND REMEDIES IN THIS CLAUSE 12 ARE ADEQUATE AND SUFFICIENT TO PROTECT THE BUYER FROM ANY DEFECT OR NONCONFORMITY OR PROBLEM OF ANY KIND IN THE GOODS AND SERVICES SUPPLIED UNDER THIS AGREEMENT. THE BUYER HEREBY WAIVES, RELEASES AND RENOUNCES ALL OTHER WARRANTIES, OBLIGATIONS AND LIABILITIES OF THE SELLER AND ALL OTHER RIGHTS, CLAIMS AND REMEDIES OF THE BUYER AGAINST THE SELLER, WHETHER EXPRESS OR IMPLIED BY CONTRACT, TORT, OR STATUTORY LAW OR OTHERWISE, WITH RESPECT TO ANY NONCONFORMITY OR DEFECT OR PROBLEM OF ANY KIND IN ANY AIRCRAFT, COMPONENT, EQUIPMENT, ACCESSORY, PART, SOFTWARE, DATA OR SERVICE DELIVERED BY THE SELLER UNDER THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO:

ANY IMPLIED WARRANTY OF MERCHANTABILITY AND/OR FITNESS FOR ANY GENERAL OR PARTICULAR PURPOSE;

ANY IMPLIED OR EXPRESS WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE;

ANY RIGHT, CLAIM OR REMEDY FOR BREACH OF CONTRACT;

ANY RIGHT, CLAIM OR REMEDY FOR TORT, UNDER ANY THEORY OF LIABILITY, HOWEVER ALLEGED, INCLUDING, BUT NOT LIMITED TO, ACTIONS AND/OR CLAIMS FOR NEGLIGENCE, GROSS NEGLIGENCE, INTENTIONAL ACTS, WILLFUL DISREGARD, IMPLIED WARRANTY, PRODUCT LIABILITY, STRICT LIABILITY OR FAILURE TO WARN;

ANY RIGHT, CLAIM OR REMEDY ARISING UNDER THE UNIFORM COMMERCIAL CODE OR ANY OTHER STATE OR FEDERAL STATUTE;

ANY RIGHT, CLAIM OR REMEDY ARISING UNDER ANY REGULATIONS OR STANDARDS IMPOSED BY ANY INTERNATIONAL, NATIONAL, STATE OR LOCAL STATUTE OR AGENCY;

ANY RIGHT, CLAIM OR REMEDY TO RECOVER OR BE COMPENSATED FOR:

LOSS OF USE OR REPLACEMENT OF ANY AIRCRAFT, COMPONENT, EQUIPMENT, ACCESSORY OR PART PROVIDED UNDER THIS AGREEMENT;

(I) LOSS OF, OR DAMAGE OF ANY KIND TO, ANY AIRCRAFT, COMPONENT, EQUIPMENT, ACCESSORY OR PART PROVIDED UNDER THIS AGREEMENT;

(II) LOSS OF PROFITS AND/OR REVENUES;

(III) ANY OTHER INCIDENTAL OR CONSEQUENTIAL DAMAGE.

THE WARRANTIES AND SERVICE LIFE POLICY PROVIDED BY THIS AGREEMENT WILL NOT BE EXTENDED, ALTERED OR VARIED EXCEPT BY A WRITTEN INSTRUMENT SIGNED BY THE SELLER AND THE BUYER. IN THE EVENT THAT ANY PROVISION OF THIS CLAUSE 12 SHOULD FOR ANY REASON BE HELD UNLAWFUL, OR OTHERWISE UNENFORCEABLE, THE REMAINDER OF THIS CLAUSE 12 WILL REMAIN IN FULL FORCE AND EFFECT.

CLAIMS BY THE BUYER AGAINST THE SELLER FOR CONTRIBUTION TO THIRD PARTY CLAIMS BROUGHT AGAINST THE BUYER FOR PERSONAL INJURY OR PROPERTY DAMAGE ARE EXCLUDED FROM THIS CLAUSE 12.5 IF, AND ONLY TO THE EXTENT THAT, SUCH CONTRIBUTION CLAIMS ARISE OUT OF THE SELLER’S ACTIVITIES AS DESIGNER OR MANUFACTURER OF THE AIRCRAFT.

FOR THE PURPOSE OF THIS CLAUSE 12.5, “SELLER” WILL BE UNDERSTOOD TO INCLUDE THE SELLER, SELLER AFFILIATES AND SUPPLIERS.

12.6 Duplicate Remedies

The remedies provided to the Buyer under Clause 12.1 and Clause 12.2 as to any defect in respect of the Aircraft or any part thereof are mutually exclusive and not cumulative. The Buyer will be entitled to the remedy that provides the maximum benefit to it, as the Buyer may elect, pursuant to the terms and conditions of this Clause 12 for any particular defect for which remedies are provided under this Clause 12; provided, however, that the Buyer will not be entitled to elect a remedy under both Clause 12.1 and Clause 12.2 for the same defect. The Buyer’s rights and remedies herein for the nonperformance of any obligations or liabilities of the Seller arising under these warranties will be in monetary damages limited to the amount the Buyer expends in procuring a correction or replacement for any covered part subject to a defect or nonperformance covered by this Clause 12, and the Buyer will not have any right to require specific performance by the Seller.

12.8 Negotiated Agreement

THE PARTIES EACH ACKNOWLEDGE THAT:

(I) THE SPECIFICATION HAS BEEN AGREED UPON AFTER CAREFUL CONSIDERATION BY THE BUYER USING ITS JUDGMENT AS A PROFESSIONAL OPERATOR OF, AND MAINTENANCE PROVIDER WITH RESPECT TO, AIRCRAFT USED IN PUBLIC TRANSPORTATION AND AS SUCH IS A PROFESSIONAL WITHIN THE SAME INDUSTRY AS THE SELLER;

(II) THIS AGREEMENT, AND IN PARTICULAR THIS CLAUSE 12, HAS BEEN THE SUBJECT OF DISCUSSION AND NEGOTIATION AND IS FULLY UNDERSTOOD BY THE BUYER; AND

(III) THE PRICE OF THE AIRCRAFT AND THE OTHER MUTUAL AGREEMENTS OF THE BUYER SET FORTH IN THIS AGREEMENT WERE ARRIVED AT IN CONSIDERATION OF, INTER ALIA, THE PROVISIONS OF THIS CLAUSE 12, SPECIFICALLY INCLUDING THE EXCLUSIVITY OF WARRANTIES SET FORTH IN CLAUSE 12.

UNQUOTE

2	ASSIGNMENT

This Letter Agreement and the rights and obligations of the parties will be subject to the provisions of Clause 21 of the Agreement.

3	CONFIDENTIALITY

This Letter Agreement is subject to the terms and conditions of Clause 22.10 of the Agreement.

4	COUNTERPARTS

This Letter Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

If the foregoing correctly sets forth our understanding, please execute the original and one (1) copy hereof in the space provided below and return a copy to the Seller.

Very truly yours,

AIRBUS S.A.S.

By:	/s/ John J. Leahy

Its:	Chief Operating Officer
Customers

Accepted and Agreed

UNITED AIR LINES, INC.

By:	/s/ Kathryn A. Mikells

Its:	Executive Vice President and
Chief Financial Officer